EXHIBIT 10.2

FIRST RESTATED AND AMENDED

LEASE AGREEMENT

THIS LEASE is made as of the 1st day of March, 2004, by and between HANNAFORD BROS., CO. a Maine Corporation having its principal offices in Portland, County of Cumberland and State of Maine, successor in interest to The Sampson Supermarkets, Inc. (hereinafter referred to as “Landlord”) and UNITEDKINGFIELD BANK, successor in interest to Kingfield Savings Bank, a Maine financial institution having its principal offices in Bangor, County of Penobscot and State of Maine (hereinafter referred to as “Tenant”).

Recitals

Landlord and Tenant were parties to a certain Lease Agreement dated February 4, 1993 (the “Original Lease), concerning the premises located within the shopping center known as Shop ‘n Save Plaza, situated on the northwesterly side of U.S. Routes 2 and 4 in the Town of Farmington, County of Franklin and State of Maine (further described herein).

Pursuant to Section Three of the Original Lease, the initial term was ten years, with, at Tenant’s option, two additional five year renewal periods. Prior to expiration of the initial term of the Original Lease, Landlord and Tenant began negotiations concerning Tenant’s potential purchase of the Premises, which negotiations did not come to fruition. Tenant then exercised its right under the Original Lease for a five-year extension. Landlord and Tenant negotiated the terms of that extension and therefore desire to amend the Original Lease to reflect the terms agreed upon by both parties.

Terms

In consideration of the rents and covenants to be paid and performed by Tenant, Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, upon the terms and conditions hereinafter set forth:

SECTION 1. Definitions. In addition to other terms which are elsewhere defined in this Lease, the following terms, as used in this Lease and all agreements supplemental to this Lease, shall have the meanings hereinafter set forth:

(a) “Additional Rent” means the charges and expenses specifically designated as Additional Rent in this Lease, and any other sums, charges and expenses payable by Tenant under this Lease.

(b) “Commencement Date” means the date of this Lease as set forth above.

(c) “Common Areas” means all portions of the Shopping Center which have, at the time in question, been designated and improved for common use by, or for the benefit of, more than one tenant or occupant of the Shopping Center, but excluding all portions of the Shopping Center which are designated to be used by a single tenant or occupant. Any portion of the Shopping

Center so included within the Common Areas shall be excluded therefrom when designated by Landlord for a non-common use, and any portion thereof not theretofore included within the Common Areas. shall be included when so designated and improved for common use.

(d) “Gross Leasable Area” means, with regard to the Premises occupied by Tenant, 2540 square feet of floor space and, with regard to the premises occupied by any tenant of the Shopping Center other than Tenant, the actual number of square feet of floor space on all floors (including the selling areas of any basements, mezzanines and platforms) demised to any such tenant measured to. the, exterior faces of exterior walls and to the center lines of interior dividing walls.

(e) “Landlord” means only the owner of the Landlord’s interest in this Lease for the time being so that in the event of any transfer or assignment of Landlord’s interest in this Lease, Landlord shall be and hereby is entirely released and discharged from any and all further liability and obligations of Landlord hereunder. Notwithstanding anything to the contrary provided in this Lease, if Landlord or any successor in interest of Landlord shall be a mortgagee, or individual, joint venture, tenancy in common, corporation, firm or partnership (general or limited), it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such mortgagee, corporation or such individual or on the part of the members of such firm, partnership or joint venture, or any stockholder, officer,. director or trustee of such corporation with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord or such successor in interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever. . .

(f) “Lease Year” means each successive twelve months’ period during the Term, with the first such twelve months’ period to begin on the Commencement Date, except that in the event of the expiration or termination of this Lease on a day other than the last day of a Lease Year, the last Lease Year of the Term shall be the period from the end of the preceding Lease Year to such date of expiration or termination.

(g) “Parking Areas” means those portions of the Common Areas which have, at the time in question, been designated by Landlord for use for the parking of motor vehicles.

(h) “Rent” means, collectively, the Minimum Rent and Additional Rent required to be paid under the terms and conditions of this Lease.

(i) “Shopping Center” means (1) the parcels of land and the improvements thereon as generally represented on Exhibit A, plus (2) any other parcel or parcels of land at any time designated by Landlord to be part of the Shopping Center (only as long as any such designation remains unrevoked) which are, or are to be, used for Shopping Center or related purposes, together with all present or future buildings and improvements thereon, plus (3). any plant or other facility, serving any portion of the Shopping Center, whether or not such plant or facility shall be located within the Shopping Center, including the facilities connecting any such plant or facility to the Shopping Center; Landlord reserving the right at any time, and from time to time, to enlarge the Shopping Center, to construct other buildings and improvements within the Shopping Center, to make alterations or additions to any building, and to construct additional stores adjoining any building or buildings within the Shopping Center. Exhibit A hereto sets forth the general layout of the Shopping Center as it is currently existing or proposed, and certain existing or proposed stores,. but shall not be. deemed a warranty, representation or agreement by Landlord that the configuration of the Shopping Center or the identity of any tenant will be exactly as indicated, on Exhibit A or that any other merchant shall open or remain open for business or occupy or continue to occupy any premises in or adjoining the Shopping Center during the Term of this Lease or any part thereof. Any portion of the Shopping Center which is condemned or dedicated to public use or ceded or conveyed to any governmental authority for street or related purposes shall thereafter be excluded from the Shopping Center. .

(j) “Tenant” and the pronouns referring thereto means the persons, firm or corporation named herein as Tenant and their respective heirs,’ legal representatives, successors and permitted assigns. If Tenant shall be more than one (1) person or entity, or shall be or include a partnership, the obligations and liabilities of Tenant, under ‘this Lease shall be the joint and several obligations of all such persons and/or entities and/or the general partners of such partnership.

(k) “Tenant’s Fraction” means a fraction, the numerator of which is the Gross Leasable Area of the Premises, and the denominator of which is. the total Gross Leasable Area within the Shopping Center.

(l) “Term” means the Term of this Lease as set forth in Section 3(c) of this Lease.

SECTION 2. Premises. Landlord hereby Leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, for the Term and upon and subject to the terms and conditions set forth in this Lease, and subject to all liens, encumbrances, easements, agreements, covenants, restrictions, zoning laws and governmental or any other regulations now or hereafter affecting or governing the Shopping Center, the following described premises (the “Premises”):

All of that certain tract, piece or parcel of land together with any and all improvements thereto (except as provided herein below), including, without limitation a certain building (the “Building”) containing approximately 2,540 square feet of area on the first and second floors, all as shown in heavy outline on the site plan annexed hereto as Exhibit A.

together with the appurtenant right, as provided in Section 6(c) (1) of this Lease, to use in common with Landlord and others to whom Landlord shall grant such rights, the Parking Areas and other Common Areas within the Shopping Center. The Premises are leased to Tenant subject to (1) the right of Landlord, its customers, tenants, employees, licensees and invitees to use, in common with Tenant, the roadways, walkways and drives located on the Premises, and (2) the right of Landlord, its agents, employees and contractors, to install, maintain, repair and replace from time to time above ground and underground sewer, drainage and other utility pipes, lines and conduits across the Premises to serve other portions of the Shopping Center (any such utilities serving other portions of the Shopping Center, including any existing on the Commencement Date, being deemed “Common Facilities” and not part of the Premises demised to Tenant), and to enter upon the Premises for such purposes, provided that (i) Landlord shall make reasonable efforts to expedite any such installation, maintenance, repair or replacement requiring entry upon the Premises, (ii) any new installation shall not unreasonably interfere with Tenant’s use of the Premises, and (iii) following each such entry, Landlord shall restore the surface of the Premises to the condition prevailing immediately prior to such entry. The Building is leased to Tenant “as is” without warranty or representation, either express or implied, as to its condition or repair, and all responsibility to place the Building in a tenantable condition suitable for Tenant’s business purposes shall be Tenant’s, as provided in Section 9 hereof and elsewhere in this Lease.

SECTION 3. Term.

(a) The term shall commence as of March 1, 2003, and, unless sooner terminated or extended as expressly provided in this Lease, shall end on February 29, 2008.

(b) Provided that this Lease is in full force and effect and Tenant is not in default of any provision of this Lease, Tenant shall have the right, at the expiration of the original term, to extend the original term for one (1) additional period of five (5) years, such extension period to be exercised in the manner herein provided, and to be upon all of the other terms, covenants, and conditions of this Lease except for the Minimum Rent, which shall be determined in accordance with the provisions of Section-5(b) below, and except that Tenant shall have no further extension rights at the end of the five (5) year extension period. Such right to extend shall be exercised by written notice to Landlord given at least twelve (12) months prior to the expiration date of the original term, or said term as previously extended, time being of the essence hereto, and upon the giving of such notice and without any further instrument, lease, or agreement, this Lease shall be so extended.

(c) As used in this Lease, the word “Term” shall mean the original term and, if the Lease shall have been extended in accordance with Section 3(c), the original term together with the extension term or terms, as the case may be. The “Expiration Date” shall mean the date of expiration of the Term.

SECTION 4. Holding Over. In the event that Tenant shall continue in occupancy of the Premises after the expiration of the Term hereof, such occupancy shall not be deemed to extend or renew the terms of this Lease, but such occupancy shall continue, at the option of Landlord, as a tenancy at will from month to month upon the covenants, provisions and conditions herein contained and twice the rental in effect during the last Lease Year of the Term, prorated and payable for the .period of such occupancy. This Section 4 shall not be construed as giving Tenant any right to hold over after the expiration of the Term hereof.

SECTION 5. Rent. (a) Tenant shall pay all Rent (Minimum Rent and Additional Rent) to Landlord in lawful money of the United States, without offset or deduction and without previous demand therefore, at the address set forth in Section 25 in regard to notices or at such other place as Landlord may by notice in writing to Tenant from time to time direct.

(b) Tenant shall pay the Minimum Rent, as hereinafter defined, in advance, on the first day of each month of the Lease Year.

(1) During the original term, the Minimum Rent per month for the Premises (including land and buildings and improvements) shall be $291.67 for the months of March and April of 2003 and thereafter shall be $2083.33 per month. The first rental payment shall be due July 1, 2004, in addition to the payment required under Section 5(d) of this Agreement.

(2) During the five (5) year extension period (if such period shall have been elected by Tenant), the Minimum Rent shall be $2,500.00 per month for such period, to be paid monthly and in the same manner as during the original term.

(c) In addition to the Minimum Rent, and as part of the total Rent to be paid by Tenant to Landlord, Tenant shall pay to Landlord, for each calendar year, or portion thereof during the Term, as Additional Rent, (i) Tenant’s proportionate share of Common Area Costs as set forth in Section 6, and (ii) Tenant’s proportionate share of Real Estate Taxes as set forth in Section 8.

Payment on account of the Additional Rent for each calendar year shall be made in monthly installments, as part of Tenant’s total Rent, at the times and in the manner herein provided for the payment of the Minimum Rent. Initially, the amount so to be paid each month shall be Two Hundred Seventy-Four Dollars and Seventy-Eight Cents ($274.78). Promptly after the end of the first calendar year during the Term and promptly after the end of each calendar year thereafter, Landlord shall make a determination of the Additional Rent for the immediately preceding calendar year and shall furnish to Tenant a statement in reasonable detail showing the computation of such Additional Rent; and if the aforesaid monthly installments paid by Tenant during such calendar year shall exceed the Additional Rent owed by Tenant for such calendar year, the overpayment shall be credited against the payments thereafter, to be made by Tenant pursuant to this paragraph (c); and if the Additional Rent owed by Tenant for such calendar year is greater than the installments theretofore paid on account of such calendar year, Tenant shall immediately pay the difference to Landlord. The Initial Monthly Assessment shall be replaced after the first calendar year,’ and after each subsequent calendar year, following Landlord’s determination of the Additional Rent, by a new monthly assessment which is based on the Additional Rent for the immediately preceding calendar year. Landlord shall have the right, at its election and upon notice to Tenant, to (i) compute and charge the Additional Rent on a Lease Year basis rather than a calendar year basis and/or (ii) to compute and adjust the Additional Rent that is due hereunder more frequently than once each year.

(d) In addition to Rent payment due on July 1, 2004, Tenant shall pay to Landlord Twenty-Five Thousand Eighty-Three and 24/100 Dollars ($25,083.24) with the first Rent installment due July 1, 2004, which constitutes all amounts currently due and owing from Tenant to Landlord pursuant to Sections 4, 5 or 6 of this Lease, including, but not limited to, any Additional Rent due thereunder and the difference between the rent paid by Tenant to Landlord for the period since March 1, 2003, and Rent payable under this Lease.

(e) It is the intention of the parties that the Rent payable hereunder shall be net to Landlord so that this Lease shall yield to Landlord the net Rent specified herein during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Tenant. Tenant shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sum payable hereunder. Notwithstanding the foregoing, Landlord agrees that when Tenant makes the payment required by Section 5(d) above, Tenant shall have satisfied its obligations under this Section 5(e) with regard to any payments arising under the Original Lease and arising between termination of the Original Lease and the Commencement Date of this Lease.

SECTION 6. Parking and Common Areas. (a) Tenant covenants and agrees to pay to Landlord, as Additional Rent, Tenant’s proportionate share of the Common Area Costs (as defined in paragraph (b) hereinbelow) for each calendar year during the Term. As used herein, “Tenant’s proportionate share” of the Common Area Costs shall mean the amount obtained by multiplying said Costs by the Tenant’s Fraction. Payment on account of Tenant’s proportionate share of the Common Area Costs shall be made monthly, as part of Tenant’s total Rent, at the times and in the manner provided in Section 5 of this Lease. Landlord shall keep good and accurate records of the Common Area Costs in accordance with sound accounting practices arid shall allow Tenant (after reasonable notice to Landlord) to inspect said records at the principal business office of Landlord in order to verify. Landlord’s, annual statements of said costs. Landlord shall keep said records for a period of at least two (2) years after the end of the year to which they relate.

(b) For the purposes hereof, the term “Common Area Costs” with respect to any year shall mean the total costs and expenses incurred by Landlord or its agents during such year for operating, maintaining, repairing and/or replacing all or any part of the Parking Areas and other Common Areas (and any installations thereon, thereunder or thereover), and any Common Facilities (as hereinafter defined, including any Common Facilities located upon or under the Premises), which costs and expenses shall include, but shall not be limited to, the following: the total costs and expenses incurred in cleaning, mowing, trimming, replanting and maintaining the lawns and landscaping within the Shopping Center; the costs of all Landlord’s insurance (other than Landlord’s fire and casualty insurance), including, but not limited to, bodily injury, public liability, property damage liability, automobile parking lot liability, workmen’s compensation, and any other insurance carried by Landlord with respect to the Common Areas or any part thereof; all costs for repairs, repaving, line repainting, exterior repainting, rental and maintenance of signs’ and equipment, lighting, sanitary control, removal of snow and ice, trash, rubbish, garbage and other refuse, repair and/or replacement of water lines, electrical lines, gas lines, sanitary sewer lines and storm water lines; all costs for repairs, replacements, alterations or improvements to the Parking Areas and other Common Areas and Common Facilities required by governmental statutes, ordinances, regulations or other requirements, including without limitation those relating to accessibility and usability; all electrical, water, sewer or other utility charges for serving the Common Areas (including any off-site sanitary treatment plants serving the Shopping Center and all pipes leading to and from the same); the cost of personnel to implement such services; wages and salaries (including employee benefits) of any personnel; personal property taxes, sales and use taxes on material, equipment, supplies and services; fees for required licenses and permits; fire, security and police protection; supplies, materials and labor. In addition there shall be include a charge equal to fifteen percent (15%) of all such costs and expenses incurred by Landlord to cover Landlord’s administrative overhead.

(c) (1) Tenant, for itself, its customers and invitees, shall have the non—exclusive right during the Term of this Lease to use in common with Landlord, and others to whom Landlord shall grant similar rights, for purposes of ingress, egress and parking, the Parking Areas and other Common Areas, subject to such rules and regulations as may now be in force or as Landlord may establish from time to time with respect to the Parking Areas and other Common Areas.

(2) Tenant shall have no right to construct or install any roadway, driveway, curb cut or other means of ingress and egress connecting the Premises directly with U.S. Routes 2 and 4.

(3) Except for any existing connections of utility lines or equipment as of the Commencement Date, Tenant shall not have the right to connect with or tie into the electrical, storm and sanitary sewer, drainage, water, gas and other utility pipes, lines and conduits (the “Common Facilities”) situated within the Shopping Center or to extend any utility lines or equipment across any portion of the Shopping Center or alter any portion of the Common Areas without Landlord’s prior written consent. With respect to existing utility lines and equipment within the Shopping Center serving only the Premises, if any, and with respect to any utility lines and equipment within the Shopping Center subsequently installed with Landlord’s consent to serve only the Premises, Tenant shall install, maintain, repair and, if necessary, replace such lines and equipment at its. sole expense, provided, however, that Tenant shall on each occasion notify Landlord of the work to be performed and shall perform such work in. accordance with such regulations and restrictions as Landlord may impose for the safety and convenience of the Shopping Center and in accordance with all other provisions of this Lease; provided, however, that Landlord shall have the right to perform any such installation, maintenance, repair or replacement on Tenant’s behalf and charge Tenant therefore (Tenant agreeing to promptly reimburse Landlord upon demand) . Landlord shall have the right, at Landlord’s expense and upon notice to Tenant, to relocate any utility pipe, line, conduit or other equipment crossing the Premises or the Shopping Center whether or not serving only the Premises.

(d) Landlord reserves the right at any time and from time to time to change the arrangement and/or size of the Common Areas, or any part or parts thereof, to change the location of any of the Common Facilities, and to construct additional improvements and buildings within the Shopping Center; provided, however, that reasonable access to and from the Premises and the adjacent public streets shall be maintained.

(e) Landlord shall have the right (i) to close temporarily, if necessary, all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be reasonably necessary to prevent a dedication thereof or the accrual of any rights of any person or the public therein, (ii) to close temporarily all or any portion of the Common Areas to discourage non—customer use, (iii) to use temporarily portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Shopping Center, (iv) to transfer in whole .or in part any of Landlord’s rights and/or obligations under this Section to any other tenant or tenants or other occupants of the Shopping Center or to such other party or designee as Landlord may from time to time determine, and (v) to do or perform such other acts in, to or with respect to the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Shopping Center

SECTION 7. Use of Premises. (a) The Premises may be used only as a bank and/or for a loan production office and for other banking-related purposes, and for no other purpose.

(b) Tenant acknowledges the potentially harmful effects that a vacant business at the Premises might have upon the economic vitality of the Shopping Center and the other businesses therein; therefore, Tenant covenants and agrees that it will use best efforts to open the Premises for business with the public on or before the Outside Date (as such term is defined in Section 9(a)(3)) and that thereafter it will remain open for business with the public on a continuous basis, without interruption, during normal business hours throughout the Term.

(c) In the event that Tenant (1) fails to open the Premises for business with the public as provided above, or (ii) vacates, abandons or deserts the Premises, or (iii) ceases operating its business at the Premises for six (6) consecutive months or more, except for the making of necessary renovations or repairs following a fire or other casualty, Landlord may, at its option, and provided Tenant shall not have opened or reopened, as the case may be, for business at the Premises, terminate this Lease by giving written notice of such termination and of the effective date thereof to Tenant, and upon the giving of such notice this Lease shall cease and come to an end as of the date set forth in said notice with the same force and effect as if such date had originally been set forth herein as the Expiration Date of this Lease, but Tenant shall remain liable under any indemnities and other provisions designated herein to survive the expiration or termination of the Lease.

SECTION 8. Taxes and Assessments. (a) Tenant shall pay to Landlord, as Additional Rent for each calendar year during the Term, its proportionate share of all Real Estate Taxes (as herein defined) imposed or assessed upon, or with respect to the Shopping Center and/or Landlord’s interest therein for such calendar year. For the purposes hereof, the Tenant’s proportionate share of the Real Estate Taxes shall be equal to the sum of Real Estate Taxes for such year imposed on or levied against the Premises and the buildings and improvements thereon, including, without limitation, the Building and the parking areas within the Premises, provided, that if the Premises and/or the buildings or other improvements thereon shall not be separately assessed, and if the Real Estate Taxes upon the Premises and the buildings and other improvements thereon cannot otherwise be separ3tely determined, then the Real Estate Taxes imposed on or levied against the Premises and the buildings and other improvements thereon for such year shall be deemed to be equal to the sum of (i) the Real Estate Taxes for such year imposed on or levied with respect to the land (and any improvements thereon assessed as part of the land) within the Shopping Center multiplied by a fraction having as its numerator the total area of the Premises and having as its denominator the total square land foot area of the Shopping Center and (ii) the Real Estate Taxes for such year imposed on or levied against all of the buildings and improvements within the Shopping Center (including the Premises) multiplied by a fraction having as its numerator twice the Gross Leasable Area of the Building and having as its denominator the total Gross Leasable Area within the Shopping Center, in other words a fraction that is twice the usual “Tenant’s Fraction” defined in Section 1(k). Payment on account of Tenant’s proportionate share of said Real Estate Taxes shall be made monthly, as part of Tenant’s total rent, at the times and in the manner provided in Section 5 of this Lease. Real Estate Taxes for each calendar year shall be calculated based upon the portions of the tax years that are included within each calendar year or portion thereof during the Term. Payment on account of Tenant’s proportionate share of said Real Estate Taxes shall be made monthly, as part of Tenant’s total Rent, at the times and in the manner provided in Section 5 of this Lease.

(b) The expression “Real Estate Taxes” used herein shall mean all impositions, taxes, assessments (special or otherwise) and other governmental levies and charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefore, including all taxes whatsoever (except any inheritance, estate, succession, transfer or gift tax imposed upon Landlord or any income tax specifically payable by Landlord as a separate taxpaying entity without regard to Landlord’s income source as arising from out of the Shopping Center), attributable in any manner to the Shopping Center, or the rents receivable therefrom, or any part thereof or any use thereon or any facility located therein or used in conjunction therewith, or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be a so—called “real estate tax.”

(c) Tenant shall pay all taxes upon its signs, equipment and other personal property in or upon the Premises. For the purposes of this Section such taxes shall not be included within Real Estate Taxes upon the Shopping Center.

(d) Tenant shall furnish Landlord, promptly after receipt. thereof, copies of any notices received from any taxing authority. Tenant shall also furnish Landlord with satisfactory proof of payment of all items referred to in this Section 8 which are payable by Tenant, together with copies of any tax bills received by Tenant, relating thereto.

SECTION 9. Tenant’s Work, Rent Additions, Replacements; Restrictions (a)(1) Within thirty (30) days after the Commencement Date, Tenant shall prepare at its own expense and submit to Landlord, for Landlord’s approval, three (3) sets of working drawings and specifications covering the Tenant’s Work (as hereinafter defined). Within fifteen (15) days after receipt of said working drawings and specifications, Landlord shall give Tenant notice in writing of approval thereof or of its reasons for disapproval thereof. In the event of any disapproval, ‘Tenant shall revise the working drawings and specifications to the extent necessary to satisfy Landlord’s objections and shall resubmit the same, as revised, to Landlord within fifteen (15) days after. receipt of the notice of disapproval. Landlord shall give Tenant notice in Writing of approval or disapproval of the revised working drawings and specifications within fifteen (15) days of the receipt of any resubmission or resubmissions. The working drawings and specifications as finally approved are hereinafter referred to as the “Approved Plans”. In the event the Tenant’s working drawings and specifications have not been submitted in a form satisfactory to Landlord within one hundred twenty (120) day after the date of this Lease, Landlord shall have the right at any time thereafter to cancel this Lease upon written notice to Tenant if at the time of such notice Tenant has not submitted satisfactory working drawings and specifications. Without limiting Landlord’s general right of review and approval, any plans and specifications submitted by Tenant hereunder shall be consistent, as to the location, dimensions and configuration of the buildings and improvements on the Premises, with the site plan annexed hereto as Exhibit A. Notwithstanding any review or approval of Tenant’s working drawings and specifications, or any changes therein required by Landlord, Tenant shall have full responsibility for all defects in design, construction, workmanship and materials with respect to the Tenant’s Work.

(2) On or before the date which is thirty (30) days after the Commencement Date, Tenant shall, at its sole expense, apply for (through Landlord, as provided hereinbelow), and shall thereafter diligently seek to obtain, all zoning changes and variances, environmental and land use permits or amendments thereto, and all other governmental]. licenses, permits and approvals that shall be necessary in order to enable Tenant to perform the Tenant’s Work (as hereinafter defined) and to use the Premises for the purposes contemplated by this Lease, excepting only that Landlord shall diligently seek to obtain, at its expense, any necessary amendment to the Landlord’s Site Location of Development permit for the Shopping Center issued to Landlord pursuant to 38 M.R.S.A. seq (all of said zoning variances, environmental and land use permits or amendments thereto, and other governmental licenses, permits and approvals to be obtained by Tenant and Landlord hereunder being hereinafter referred to as “Permits”). Landlord agrees to cooperate in executing, if necessary, any submissions relating to any Permits being sought by Tenant, subject to Landlord’s right to approve all submissions as provided hereinbelow. All plans and submissions relating to the Permits obtained by Tenant shall be subject to Landlord’s prior review and approval, in Landlord’s sole discretion, and must be approved in writing by Landlord prior to submission to any reviewing authority. Without limiting the generality of the foregoing, any modifications or improvements to the exterior of the building and all landscaping are subject to Landlord’s prior written approval in Landlord’s sole discretion. Tenant shall provide Landlord a copy of each Permit obtained by. Tenant upon issuance of the same. The Permits shall be deemed to have been obtained only if (a) all necessary Permits shall have been obtained by Landlord and Tenant, they are not subject to any challenge or appeal and all periods within which any such challenge or appeal may be made have expired and (b) said Permits contain no conditions or requirements unacceptable to Landlord in Landlord’s sole discretion. Tenant shall give to Landlord at least ten (10) days’ prior written notice of any hearings or proceedings relating to the Permits being obtained by Tenant, and Landlord shall have the right, but not the obligation, by its agents or representatives, to accompany Tenant to such hearing or proceeding and to participate therein.

(3) Within thirty (30) days after ‘the later of (A) the date on which all Permits shall have been obtained, and (B) the date on which Landlord shall have notified Tenant of Landlord’s approval of the Approved Plans, or as soon thereafter as weather and seasonal conditions shall allow, Tenant shall commence and thereafter diligently prosecute to completion by June 1, 1993 (the “Outside Date”), at Tenant’s sole cost and expense, the Tenant’s Work. As used herein, the “Tenant’s Work” shall mean any and all work, including architectural, engineering, consulting, contract administration, and similar work as well as construction work, except for the Landlord’s Work (as defined below), necessary for Tenant to open the Premises for business in the normal manner for the use contemplated by Section 7, including without’ limitation’ rehabilitation and restoration of the interior and exterior’ of the Building, connection of the Premises with any necessary water systems, sewerage systems, and public utility lines (subject to Landlord’s rights under Section 6(c)), construction and renovation of all stairways, walkways, driveways, and parking areas on the Premises, all landscaping work, and any other necessary electrical, mechanical, architectural, plumbing, fixtures and site work. Tenant ‘shall perform the Tenant’s Work in a good and workmanlike manner, in accordance with all applicable laws, zoning and building codes, ordinances and regulations, and all other applicable requirements of governmental authorities, and in accordance with the Approved Plans. Prior to commencing Tenant’s Work, Tenant shall submit to Landlord (1) a list of the names of each contractor, subcontractor, and any other party supplying labor or materials in connection with Tenant’s Work, and (2) evidence satisfactory to Landlord that each of the parties referred to in the preceding clause (1) has obtained policies of insurance of the following types, in forms, amounts and with endorsements satisfactory to Landlord naming Landlord as an additional insured: comprehensive general liability insurance; builders’ risk insurance; automobile liability insurance; and workers’ compensation (including employers liability) insurance. Promptly upon completion of any Tenant’s Work, Tenant shall deliver to Landlord the certificate of a licensed architect or engineer stating that such Work has been completed in accordance with the Approved Plans and in accordance with all applicable governmental statutes, codes, regulations, standards and requirements, including without limitation those relating to the accessibility and usability of the accommodations, facilities and services located on the Premises and those relating to Hazardous Materials and storage Tanks. In addition, Tenant shall promptly deliver to Landlord lien waivers, prepared on a form to be provided to Tenant by Landlord, executed by all contractors, subcontractors and other parties supplying labor or materials in connection with the Tenant’s Work.

(b) During the Term of this Lease, Tenant shall not make any alterations, changes, replacements, improvements or additions in or to the Premises or the buildings and improvements (including any utility pipes, lines, conduits or equipment) now or hereafter situated thereon, except in accordance with the standards and procedures set forth in paragraph (a) above and elsewhere in the Lease; provided, however, that Tenant shall have the right, at its expense, from time to time to redecorate the interior of the building upon the Premises and to make such non-structural alterations and changes in the interior thereof as it shall deem necessary or expedient for its purposes, provided that such alterations or changes shall not injure the safety of the structure, nor diminish its value, shall be done in a good and workmanlike manner and shall comply with all governmental laws, ordinances and requirements, including, without limitation, those relating to historical restoration or preservation, such as, by way of example, those issued or imposed by the Maine Historic Preservation Commission.

(c) Tenant shall, at all times during the Term, and at its own cost and expense, keep and maintain, or cause to be kept and maintained, in good order, repair and condition (ordinary wear and tear excepted), the entire Premises, including all buildings and improvements at any time situated on the Premises, and including those improvements constructed by Landlord pursuant to Section 10. Without implying any obligations on the part of Landlord, Tenant shall maintain the Premises, including the buildings and improvements thereon, in at least as good order, repair and condition as the remainder of the Shopping Center.’ Such maintenance shall include, without limitation snow—plowing and lawn and landscaping maintenance. Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs, replacements or alterations of any kind in or to the Premises or the buildings and improvements thereon or to any equipment, fixtures or facilities of any kind located on the Premises or in the Building during the Term, except as specifically provided herein. The provisions of this paragraph (c) shall be subject to the provisions of Section 19 of this Lease.

(d) (1) Until the expiration or termination of this Lease, title to any improvements made by or at the expense of Ten during the Term, to the Premises and the Building, and the permanent fixtures and other property installed by Tenant thereon and thereunder (such fixtures, property and improvements, hereinafter referred to as the “Tenant’s Improvements”) shall, during the Term hereof, be solely in Tenant; and, during the Term of this Lease, Tenant alone shall be entitled to deduct all depreciation on its income tax returns for any Tenant’s Improvements. Upon the expiration or termination of this Lease for any reason, all of the Tenant’s Improvements (except for any “Tenant’s fixtures and personal property” as hereinafter defined) shall automatically become the property of Landlord, and Tenant shall have no rights in or claim to such Improvements.

(2) All counters, shelving and other operating equipment and trade fixtures installed by or at the expense of Tenant (“Tenant’s fixtures and personal property”) shall remain the property of Tenant, and Tenant may, provided that, Tenant is not in default in the performance or observance of any of the terms, covenants, conditions or agreements in this Lease contained on •the part of the Tenant to be performed or observed, remove the same or any part thereof at any time or times during the Term, and Tenant shall repair all damages resulting from such removal. Any Tenant’s fixtures and personal property not removed at the end of the Term shall be deemed abandoned by the Tenant and shall, at the option of Landlord, become the property of Landlord, and Tenant hereby waives any claim to such Tenant’s fixtures and personal property and agrees to indemnify Landlord against all costs and expenses incurred by Landlord in storing, removing and disposing of any such Tenant’s fixtures and personal property. As used herein, the phrase “Tenant’s fixtures and personal property” shall not include any plumbing, wiring, heating, ventilation and air—conditioning equipment, lighting fixtures and equipment, bathroom sinks and’ fixtures, finished walls applied, to demised walls, moldings, doors, windows,’ trim, ceilings, carpeting, flooring, any outdoor improvements such as utilities, landscaping, lighting, curbing and the like, and any similar property, equipment and fixtures installed by Tenant in the Premises or the buildings thereon, and any such property equipment .and fixtures shall be deemed to be Tenant’s Improvements which shall become the property of Landlord upon the expiration or termination of the Lease as provided in subparagraph (1) immediately above.

SECTION 10. Omitted

SECTION 11. Requirements of Public Authority. (a) During the Term of this Lease, Tenant shall, at its own cost and expense, promptly observe and comply (including the making of any necessary repairs, replacements, removals, alterations or improvements to the Premises (including the Building) or the equipment or fixtures located thereon) with all present and future laws, ordinances, requirements, orders, directives, rules and regulations (including without limitation those relating to the accessibility and usability of the accommodations, services and facilities on the Premises, those relating to the restoration and preservation of historical sites or structures and those relating to Hazardous Materials and Storage Tanks) of the federal, state, county and city governments and of all other governmental authorities affecting the Premises or appurtenances thereto or any part thereof whether the same are in force on the Commencement Date or may in the future be passed, enacted or directed, and, without limiting Tenant’s liability under the indemnities contained elsewhere in this Lease, Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, c1 and demands, including reasonable counsel fees that may in any manner arise out of or be imposed because, of the failure of Tenant to comply with the covenants of this Section 11.

(b) Without limiting the generality of the foregoing, Tenant shall at its expense (1) conduct and complete all investigations, studies, sampling, and testing and all remedial, repair, removal, reporting and other actions necessary to clean up and remove, or to identify and manage all Hazardous Materials and Storage Tanks on, from or affecting the Premises (including those originating, from the Premises and migrating to or otherwise affecting other portions of the Shopping Center or other property) (a) in accordance with all applicable’ federal, state, and local laws, regulations, rules, ordinances and policies, (b) to the satisfaction of Landlord, including, without limitation, within a time frame and in a manner satisfactory to Landlord, and (c) in accordance with the. orders and directives of all federal, state, and local governmental authorities, and (2) defend, indemnify, and hold harmless Landlord and its affiliates, and the employees, agents, officers, and directors of any of them, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limit, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any Hazardous Materials or Storage Tanks which are on, from, or affecting the Premises; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of .or related to Hazardous Materials or Storage Tanks on, from or affecting the Premises; (C) any lawsuit brought or threatened, settlement reached, or government order relating to Hazardous Materials or Storage Tanks on, from or affecting the Premises, and/or (c) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord which are based upon or in any way related to Hazardous Materials or Storage Tanks on, from or affecting the Premises. The indemnities described in this subparagraph (b) shall also apply to Hazardous Materials and Storage Tanks originating or present on the Premises and migrating to or otherwise affecting the other portions of the Shopping Center or other property.

(c) For purposes of this provision, the term “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, hazardous or toxic substances, oil or petroleum products, asbestos, or related materials; including as the same are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, seq.), the Hazardous Materials Transportation Act, as

amended (49 U.S.C. § 1801,’ seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. § .6901, seq.), applicable Maine Statutes (including 38 M.R.S.A. § 561, seq., 38 M.RS.A. § 1361, se 38 M.R.S.A. § 1301, seq.; and 38 M.R.S.A. § 1317, seq.) and in the regulations adopted and publications promulgated pursuant thereto. As used herein, the term “Storage Tank” shall mean any container, tank or facility of whatever kind, nature or description, together with associated piping and fixtures, including any underground oil storage tank or facility as defined in 38 M.R.S.A. § 561 seq., previously or presently used or capable of being used to hold any type of Hazardous Materials, including but not limited’ to oil or other petroleum products, and which is located above ground or wholly or partly below ground. Notwithstanding the foregoing, Tenant shall not be liable to Landlord for any Hazardous Materials to the extent that such Hazardous Materials were on, from or• affecting the Premises prior to the Commencement Date or were generated, stored, handled, transported, dispose4 of, discharged or released by Landlord or its agents, employees, licensees or contractors except to the extent of any negligence or willful misconduct with respect to the foregoing by Tenant, its agents, employees, licensees or contractors. In addition to the foregoing, Tenant shall immediately provide Landlord with copies of any notices, correspondence, warnings, guidance or other written materials received from or given to any governmental authority or other person or entity in connection with Hazardous Materials or Storage Tanks and the Premises and shall give Landlord written notice of its discovery or release of any Hazardous Materials on, upon, under, from or into the Premises. Landlord shall have the right to communicate, verbally or in writing, with any governmental authority on any matter relating to Hazardous Materials and their relationship to the Premises and the Shopping Center. . The provisions of this Section 11 shall be in addition to any other obligations and liabilities Tenant may have under this Lease, at common law or otherwise, and shall survive the termination or expiration of this Lease.

(d) Tenant acknowledges Landlord’s concern that the Shopping Center be and remain in compliance with applicable environmental laws, regulations, rules, ordinances and policies and that Landlord has a direct interest in such matters and, therefore, without limiting Tenant’s obligations under this Section 11, or otherwise, or Landlord’s rights under Section 22, or otherwise, Tenant agrees that Landlord may, but shall be under no obligation to, undertake some or all of the matters referred to in this Section 11 on behalf of Tenant, upon giving Tenant written notice, and thereupon Tenant shall have no. further right, to undertake such matters itself, but shall continue to be liable to Landlord pursuant to Tenant’s indemnities.

SECTION 12. Covenant Against Liens. Tenant covenants and agrees that if any mechanics’ lien or claim or other lien of any kind whatsoever shall be filed or maintained against the Premises or the Shopping Center by any contractors, subcontractor, material man or laborer employed by Tenant or Tenant’s contractor or subcontractors for work done or material furnished in connection with the Premises, Tenant shall, within thirty (30) days after the filing of such claim or lien, either (1) pursuant to any applicable statute, bond against the same and remove such claim or lien of record, or (2) furnish a waiver and release from the party originating such claim or lien as to the Premises. if Tenant fails to discharge any claim or lien, Landlord shall have the right to discharge any such claims or lien by payment or otherwise, and Tenant shall reimburse Landlord therefore and for all costs and expenses as Additional Rent. Tenant further agrees that all contractors, subcontractors, material men and laborers performing such work or providing such labor or materials shall look to and hold Tenant solely liable for all labor and materials furnished and work done for Tenant so that there shall not be any legal or lawful claim of any kind whatsoever against Landlord for any work done or labor or materials furnished in connection therewith. Tenant shall indemnify and save harmless Landlord against and from all costs, damages, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting from any such lien.

SECTION 13. Access to Premises. (a) Landlord or Landlord’s agents and designees shall have the right to enter upon the Premises at reasonable times to examine and inspect the Premises arid, during the last six (6) months of the Term of this Lease, at reasonable times to exhibit the Premises to prospective purchasers and prospective tenants.

(b) Landlord recognizes that it is one of the prior functions of the banking business to provide security for items of value. Therefore, Landlord agrees that whenever in this Lease there is reserved to Landlord the right to enter and inspect or exhibit the Premises, including, without limitation, pursuant to this Section, such rights shall be subject to the Tenant’s right to restrict access to those areas involving bank security, such as security vaults, and to impose reasonable conditions upon any access to such areas.

SECTION 14. Assignment and Subletting. (a) Tenant shall not assign, mortgage or sublet this Lease or the Premises without on each, occasion obtaining the prior written consent of Landlord thereto, Landlord covenanting and agreeing not to delay or withhold such consent unreasonably; provided, however, that Tenant shall have no right under any circumstances to make any partial sublease, mortgage or assignment of this Lease or the Premises.

(b) For purposes of this Section 14, an assignment shall be deemed to include a transaction in which (if Tenant is a corporation (‘other than a corporation the outstanding voting stock of which is listed on a, “national securities exchange,” as defined in the Securities Exchange Act of 1934)) at any time after execution of this Lease any -part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of said corporation by the person ‘or persons now owning a majority of said corporate shares.

(c) Notwithstanding any assignment of Tenant’s interest in this Lease or any subletting of the Premises, Tenant shall remain primarily liable for performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be (in the case of any assignment) joint and several with that Of such assignee, and any assignment or sublease shall be only for the use permitted by Section 7 hereof. It is expressly understood and agreed that no assignment of Tenant’s interest in this Lease or sublease of the Premises shall be permitted or be effective until such time as Tenant shall deliver to Landlord a copy thereof, which shall include, in the case of an assignment, an agreement from the assignee, which agreement shall be reasonably satisfactory to Landlord in form and substance and shall provide that ‘the assignee agrees with Landlord to be primarily liable for the performance and observance of the covenants and agreements herein contained on the part of Tenant to be performed and observed, such liability to be joint and several with that of Tenant; any sublease shall contain a provision that it is subject to all of the terms, ‘covenants and conditions of this Lease. If Landlord shall consent to any assignment of this Lease by Tenant or a subletting of the Premises by Tenant at a rent which exceeds the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of each installment of any such excess rent (or upon receipt of a lump sum payment, as the case may be), the full amount of any such excess rent. Each request by Tenant for permission to assign this Lease or to sublet the Premises shall be accompanied by warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. For purposes of this Section, the Term “rent” shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another pursuant to or as consideration for the sublease or assignment, whether payable as a lump sum or in installments.

(d) Notwithstanding any assignment of this Lease, or any subletting of the Premises as provided herein, the provisions of this Section 14 shall apply to any further subletting or assignment. The acceptance by Landlord of the payment of Rent following any assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

SECTION 15. Signs. Tenant shall not place, install or maintain upon the Premises any sign, symbol, advertisement or similar device which is intended to be visible to public view, from outside the Premises without first obtaining Landlord’s written approval as to the size, location, design and appearance of each thereof. Without limiting the foregoing, Landlord hereby approves the configuration, dimensions and appearance of the sign shown on the sign plan attached hereto as Exhibit C. Any sign or other similar device erected or installed without the prior written approval of Landlord may be removed by Landlord without notice or liability. In addition to and without limiting the foregoing, Tenant shall insure that any sign to be erected in accordance with the provisions of this Section complies with all governmental laws, regulations and requirements applicable thereto, and Tenant shall, at its expense, obtain any and all necessary permits, licenses and approvals therefore before erecting such sign.

SECTION 16. Indemnity and Public Liability Insurance. Tenant shall save Landlord harmless and indemnified from and against all injury (including death) to any person and loss of, or damage to, any property while on the Premises or arising (directly or indirectly) out of or in connection with the possession, use, occupation or control of the Premises, and from and against all injury (including death) to any person, or loss of, or damage to, any property anywhere occasioned, or claimed to have been occasioned, by any act, neglect or default of Tenant, its agents, employees, licensees or contractors. This hold harmless and indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or in defense of any claim or claims on account thereof, and shall include without limitation indemnity against claims, suits, or proceedings brought by or on behalf of employees of Tenant, Tenant hereby waiving for purposes of this indemnity any immunity under the Workers’ Compensation Acts. Tenant shall maintain with respect to the Premises public liability insurance with combined single limit coverage of not less than Three Million Dollars ($3,000,000.00) for injury to, or death of, one or more persons, in a single accident or occurrence, and property damage insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00) in companies qualified to do business in the State of Maine, insuring Landlord and any designee of Landlord as well as Tenant against all injury to persons or damage to property as herein provided, all of said policies to .be written on an occurrence basis. in no event shall the limits of said policies be considered as limiting the liability of Tenant under this Lease. Tenant shall deposit with Landlord certificates of such insurance and certificates of the fire and casualty insurance required by Section 17 below on or before the Commencement Date, and thereafter within ten (10) days prior to the expiration of the applicable insurance policies.

Such policies shall provide that the policies may not be cancelled or materially changed without at least ten (10) days’ prior written notice to each assured.

SECTION 17. Fire and Casualty Insurance. (a) Tenant shall, throughout the Term, keep the buildings and improvements situated from time to time upon the Premises insured against loss or damage by fire or other casualty under a so—called “all risk” insurance policy with replacement cost, demolition cost and increased cost of construction endorsements. Tenant shall insure said buildings and improvements in an amount which is equal to the full replacement cost of said buildings arid improvements, exclusive of foundations and footings. Such insurance policy shall be written with a good and solvent insurance company licensed to do business in the State of Maine selected by Tenant and satisfactory to Landlord. Such insurance policy shall name Landlord as the insured and Tenant as an additional insured, and shall provide that it will not be cancelled or amended except after ten (10) days’ written notice to Landlord and shall further provide (either expressly or by reason of the absence of re that the interests of and recovery by Landlord shall not be invalidated or affected by any act or negligence of Tenant or Landlord or any other person or entity having an interest in the Premises. All insurance proceeds paid under said policies shall be paid as follows: If this Lease shall be terminated pursuant to Section 19 hereof by reason of such damage or destruction, there shall be paid directly to Landlord the entire amount of such proceeds (including any proceeds attributable to loss or damage to any Tenant’s Improvements). If this Lease shall not be terminated by reason of such damage or destruction, the entire proceeds shall be paid to Landlord and made available to Tenant to be applied to the cost of repair and restoration of the buildings and improvements upon the Premises as provided in Section 19 of this Lease.

(b) Each of Landlord and Tenant hereby releases the other, to the extent of any insurance recovery by the release from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the insured casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the’ right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefore, so long as the other party pays such extra cost. If extra cost shall be chargeable therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall riot be obligated so to do.

SECTION 18. Eminent Domain. (a) If the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by purchase. in lieu thereof, then this Lease shall automatically terminate as of the date that possession has been taken. In the event of any other taking (or purchase) which renders the remaining portion of the Premises not so taken (or so purchased) not reasonably usable for the purposes for which the Premises were being used by Tenant just prior to such taking (or purchase), then either party shall have the right to terminate this Lease by giving written notice of such termination to the other on or prior to the date sixty (60) days after the date of such taking (or purchase), and upon the giving of such notice of termination, the Term of this Lease shall expire and come to an end on the last day of the calendar month in which such notice shall be given with the same force and effect as if said day had been originally fixed, herein as the expiration date of the Term of this Lease. In the event the Lease shall terminate or be terminated, the Rent shall, if Sand. when necessary, be adjusted to the effective date of the taking ‘ purchase) and neither party shall have any further rights or liabilities hereunder, whether for the unexpired portion of this Lease or otherwise, except with respect to obligations and liabilities of Tenant hereunder, actual or contingent, which have’ arisen on or prior to such date of termination, or which are designated to survive the expiration or termination of the Lease.

(b) In the event of a taking (or purchase) resulting in the termination of this Lease pursuant to the provisions of paragraph (a) of this Section 18, the parties hereto agree to cooperate in applying for, prosecuting and securing any claim for such taking and further agree that the aggregate net award (which term for the purposes hereof shall include any purchase price received in lieu of a taking) made in consideration of the Premises, after deducting all expenses therewith, payable to either Landlord or Tenant, shall belong entirely to Landlord without any deduction therefrom for any leasehold estate or interest or improvements now or hereafter vested in Tenant.

(c) In the event of a partial taking (or purchase) not resulting in the termination of this Lease pursuant to the provisions of paragraph (a) of this Section 18, Tenant shall, at its own cost and expense, make all repairs to the buildings and improvements on the Premises affected by such taking (or purchase) to the extent necessary to restore the same to complete architectural units (taking into consideration, however, the amount of land remaining after any such taking or purchase) and in accordance with Section 9. Any compensation available or paid to Landlord and Tenant upon such a partial taking (or purchase) shall be made available to Tenant to the extent necessary to defray the cost of such restoration (with any remaining funds to be the property of Landlord) and there shall be no abatement in Rent by reason of any such partial taking (or purchase).

(d) In the event of a taking for .a temporary use, this Lease shall continue unaffected and Tenant shall continue to pay in full all Rent due Landlord hereunder. Tenant shall be entitled to receive the entire proceeds from such taking unless the period of the taking shall extend beyond the termination of this Lease in which case. the proceeds shall be apportioned between Landlord and Tenant as of the date of such termination.

(e) In the case of a second or any other additional partial taking or takings from time to time, the provisions, hereinabove contained shall apply to each partial taking.

SECTION 19. Fire and Casualty. If during the Term of this Lease the buildings or improvements upon the Premises are damaged or destroyed by fire, flood or other casualty, this Lease shall continue in full force and effect and Tenant shall, at its cost and expense, rebuild, replace and/or repair said buildings and improvements so as to restore the same (as nearly as practicable) to the condition and fair market value thereof as existed immediately prior to such damage or destruction; provided however that if such destruction or damage (1) shall occur at any time prior to the third year next preceding the expiration of the original term hereof, or any extension thereof, and shall amount to fifty percent (50%) or more of the estimated replacement cost of said buildings and improvements (exclusive of foundations), or (2) shall occur during or after the third year next preceding the expiration of the original term hereof, or any extension thereof, and shall amount to thirty percent (30%) or more of such estimated replacement cost

(exclusive of foundations), this Lease may be terminated and ended at the election of Tenant, provided that notice in writing of such election shall be sent by Tenant to Landlord within sixty (60) days after such destruction or damage as aforesaid. Upon termination as aforesaid by Tenant, the insurance proceeds payable as a result of such damage or destruction shall be paid to Landlord as provided in Section 17 of this Lease, and this Lease and the Term hereof shall cease and come to an end. If such destruction or damage to the buildings or improvements upon the Premises is such that Tenant shall not have the right to terminate this Lease under any of the provisions in this Section 19 contained, or in the event that Tenant, having such right, shall elect not to terminate this Lease as aforesaid within the time provided, Tenant shall .proceed forthwith to repair and restore the Premises as aforesaid. All such work shall be performed in a good and workmanlike manner and in accordance with the standards and procedures set forth in Section 9 hereof.

SECTION 20. Quiet Enjoyment. Tenant, upon paying the Rent and Additional Rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Term of this Lease, without hindrance or molestation by anyone claiming by, through or under Landlord.

SECTION 21. Defaults. (a) If any one or more of the following events (herein sometimes called “events of default”). shall occur:

(1) if default shall be made in the due and punctual payment of any installment of Minimum Rent, Additional Rent or other charges due hereunder, when and as the same shall become due and payable, and such default shall continue for a period of five (5) days after written notice from Landlord to Tenant specifying the items in default (provided that Tenant shall be entitled to only one (1). such notice in any Lease Year); or

(2) if default shall be made by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease provided, other than those referred to in the foregoing subparagraph (1), and such default shall continue for a period of fifteen (15) days after written notice from Landlord to Tenant specifying the items in default (provided that Tenant shall be entitled to only one (1) such notice in any Lease Year with respect to the same or similar default), or in case of a default or contingency which cannot with due diligence be cured within said fifteen (15) day period, Tenant rails to proceed within said fifteen (15) day period to commence to cure the same and thereafter to prosecute the curing of such default with due diligence and within a period of time which under all prevailing circumstances shall be reasonable; or

(3) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or. answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future state or federal bankruptcy or insolvency statute or law, or shall seek or consent to the appointment of. any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises; or

(4) if within sixty (60) days after the commencement of any proceeding against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future state or federal bankruptcy act or any other present or future state or federal bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed, or, if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or

(5) if Tenant shall (i) forfeit the right, as declared by competent authority under any state or federal law to make loans or hold deposits; (ii) be dissolved, go into liquidation or be closed, whether by vote of shareholders or otherwise, with the exception of mergers and consolidations; (iii) become insolvent, as declared by competent authority in that its assets are less than its obligations to its creditors and others, including its members, or shareholders, however designated; (iv) refuse to pay its circulating notes; (v) willfully violate any cease-and-desist order that has become final, issued by, or at the behest of, any competent banking authority; (vi) conceal its books, papers, records or assets, or refuse to submit books, papers, records, assets or other affairs for the inspection of any state or federal agency authorized to inspect them; (vii) have its status, as an institution the accounts of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation terminated, except where such termination occurs in conjunction with the inception of such status with another comparable insurer; or (viii) if a conservator or receiver for Tenant is appointed by or at the behest of any competent banking authority; then and in any such event Landlord, at any time thereafter, may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the Term shall expire and terminate on the date specified •in such notice which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the Term and all rights of Tenant under this Lease, shall expire and terminate, and Tenant shall remain liable as hereinafter provided.

(b) Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any such expiration or termination, may without further notice, enter upon and reenter the PL and possess and repossess itself thereof, by force, summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises without being liable to prosecution therefore, and may have, hold and enjoy the Premises and the rights to receive all rental income of and from the same.

(c) No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, shall relieve Tenant of its liability and obligation under this Lease, whether or not the Premises shall be relent, and Tenant covenants and agrees, in the event of any such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges reserved as would, under the term of this Lease, become due and payable if this Lease had not so expired or been terminated, or if Landlord had not entered or reentered as aforesaid, and whether the Premises be relent or remain vacant ‘in whole or in part or for a period less than the remainder of the Term, and for the whole thereof, up to but not exceeding the amount of any deficiency then existing after giving due credit for any net proceeds of any reletting after deducting all of Landlord’s reasonable expenses in connection with such reletting, including reasonable attorneys’ fees; and any suit brought to collect the amount of the deficiency for any month or other period shall not prejudice in any way the rights of Landlord to collect the amount of the deficiency for any subsequent month or other period by similar proceeding.

(d) In the event of an assignment by operation of law under the federal Bankruptcy Code, or any state or federal bankruptcy or insolvency law (including as a result of any of the events described in paragraph (a) (5) of this Section 21) and Landlord elects not to terminate this Lease under this Section 21, the assignee shall provide Landlord with. adequate assurance of future performance of all of the terms, conditions and covenants of this Lease, which shall include, but which shall not be limited to, assumption of all the terms, covenants and conditions of this Lease by the assignee and the making by the assignee of the following express covenants to Landlord:

(i) That assignee has sufficient capital to pay the Rent and other payments and charges due under this Lease for the entire Term, and that assignee is not in default under any’ other lease or other agreement with Landlord; and

(ii) That assumption of this Lease by the assignee will not cause Landlord to be in violation or breach of any provision in any other lease, financing agreement or operating agreement relating to the Shopping Center; and

(iii) That such assignment and assumption by the assignee will not substantially disrupt or impair any existing tenant mix in the Shopping Center.

SECTION 22. Landlord’s Remedies. (a) If Tenant shall default in the performance or observance of any agreement, condition or other provision in this Lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice in writing from Landlord specifying the default (or shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Landlord may, at its option (but shall he under no obligation to), without waiving any claims for breach of agreement, at any time thereafter, cure such default for the account of• Tenant, and may enter upon the Premises for such purpose and take all such action thereon as, in Landlord’s opinion, maybe necessary or appropriate .thereof or. No such entry shall be deemed an eviction of Tenant. Tenant shall reimburse Landlord for any amount paid and any expense or contractual liability so incurred, and any amounts due from Tenant shall be deemed .to be Additional Rent due and payable with the next installment of Rent. Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, but after notice to Tenant, if it is necessary to protect the real estate or its interest therein, or to prevent injury or damage to persons or property.

(b) Any and all rights and remedies which Landlord may have under this Lease upon any breach or default by Tenant shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and or one of them, whether exercised by Landlord or not, shall he deemed to be in exclusion of any other; and any two or more or all of such rights and. remedies may be exercised at the same time.

SECTION 23. Waivers. The receipt of Rent, Additional Rent or any other amount by Landlord with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No acceptance of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment(s) or pursue any other remedy in this Lease provided. Failure of Landlord .to complain of any act or omission on the part of Tenant no matter how long the same may continue shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require the consent or approval of Landlord, Landlord’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

SECTION 24. Tenant’s Covenants. In addition to the covenants contained elsewhere in this Lease, Tenant covenants and agrees as follows:

(a) To pay when due all Rent at the times and in the manner provided in this Lease.

(b) Upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it and to yield up peaceably to Landlord the Premises and all buildings and improvements thereon, broom clean (in the case of buildings and similar structures) and in good order, repair and condition in all respects, reasonable wear and tear only excepted.

(c) To pay all sewer rents and charges for water, gas, heat, hot water, electricity, light and power, and other service or services furnished to the Premises or the occupants thereof during the Term of this Lease.

(d) To procure any licenses and permits and comply with all registration requirements required for any use made of the Premises by Tenant.

(e) To keep and maintain the Premises clean and free from rubbish, trash and garbage, and reasonably free of snow and ice; to store all trash and garbage on the Premises and arrange for regular pick-up thereof; and to maintain the Premises clean and neat in appearance.

(f) Not to burn any trash on or near the Premises or cause any offensive odors to be emitted from the Premises.

(g) Not to make any use of the Premises which is improper, offensive or illegal; nor to permit any act or thing to be done on the Premises which shall constitutes nuisance or which may make void or voidable any insurance on the Premises, and to pay any increased or extra premium payable for any such insurance resulting from any act done by Tenant; nor permit the presence, discharge, disposal, release, generation, handling, transportation or storage on, from or affecting the Premises of any Hazardous Materials.

(h) Not to permit or cause to be used on the Premises any device such as a public address system, or any excessively bright lights which change, flash or flicker, or any similar devices, the effect of which shall be visible or audible from outside of the Premises.

(i) To pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials and upon request by Landlord to provide sufficient bonds or other sureties against such liens; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing material of good quality and complying with all governmental requirements; to maintain such insurance, in amounts approved by Landlord, as will protect it from claims under Worker’s Compensation Acts and other employee benefit acts and as will protect Landlord and Tenant from claims for damages because of bodily injury, including death, and from claims for damages to property, which may arise out of or in connection with such work whether performed by Tenant or by Tenant’s contractors or subcontractors or anyone directly or indirectly employed by any of them; and to defend Landlord and save Landlord harmless and indemnified from all injury, loss, liability claims or damage to any person or property and any lien, charge or other claim occasioned by or arising out of such work, including costs and attorneys fees incurred in any such matter or any enforcement of this indemnity. The foregoing indemnity shall include without limitation indemnity against any claims, suits or proceedings brought by or on behalf of employees of Tenant, Tenant hereby waiving for purposes of this indemnity any immunity under the Workers’ Compensation Acts.

(j) To obey and’ observe (and to cause its employees, contractors, licensees, invitees, subtenants, concessionaires arid all others doing business with Tenant to obey and observe) all reasonable rules and regulations established by Landlord at any time and from time to time with respect to the Shopping Center, and the use, safety, preservation and maintenance of the Common Areas.

(k) Not to allow trucks, trailers, vans or freight containers of any kind to remain• in the Shopping Center, except that trucks or similar vehicles, that are in the Shopping Center for the purpose of making deliveries to or pick—ups from the Premises may remain in the Shopping Center for a period of time that is reasonably necessary to accomplish any -such task.

(l) To pay all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing the provisions of this Lease in the event of’ any breach or default by Tenant and,’ in addition, to pay to Landlord a late charge equal to five percent (5%) of each payment of Rent or other amount due hereunder which is not received by Landlord within five (5) days after the same is due and, in addition, to pay interest to Landlord on any such late payments, at the rate of eighteen percent, (18%) per annum, from the date such payment was due, to and including the date such amount is received by Landlord.

SECTION 25. Landlord’s Acknowledgement Regarding Payments and Original Lease. Landlord acknowledges and agrees that:

(a) Tenant has properly extended the Term under the Original Lease, which extension commenced as of March 1, 2003 and thus, Section 4 of the Original Lease concerning “Holding Over” was not triggered, and Landlord is not entitled to any additional amount as rent as may be provided under Section 4 of the Original Lease.

(b) Upon Tenant’s payment to Landlord of Twenty-Five Thousand Eighty-Three and 24/100 Dollars ($25,083.24) pursuant to Section 5(d) of this Agreement, Landlord is not entitled to any further payments from Tenant either pursuant to (i) the Original Lease or (ii) this Lease in respect of the period beginning on the Commencement Date until the actual date of execution of this Lease.

(c) As of the date hereof, there is no existing default on the part of Tenant, nor is there any state of facts that with notice or passage of time or both would constitute a default on the part of Tenant.

SECTION 26. Notices. Every notice, approval, consent or other communication authorized or required by this Lease shall be in writing and shall be either delivered in person or sent postage prepaid by United States registered or certified mail, return receipt requested, directed, if to Landlord, to it at P.O. Box 1000, Portland, Maine 04104, Attention: Real Estate Department and if to Tenant, to it at 145 Exchange Street, Bangor, Maine, 04402, Attention: Mr. Jeffrey D. Smith or to such other address as either party may designate by notice. given from time ‘to time in accordance with this Section 25, and any such notice-or other communication shall be deemed to have been given when so delivered or so mailed to the party to whom such notice or other communication shall be addressed. The Rent, Additional Rent or any other amount payable by Tenant hereunder shall be paid to Landlord at the same place where a notice to Landlord is herein required to be directed.

SECTION 27. Governing Law. This Lease and the performance of the terms hereof shall be governed, interpreted, construed and regulated by the laws of the State of Maine.

SECTION 28. Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 29. Subordination. (a) This Lease shall, at the election of Landlord, be subject and subordinate to all ground or underlying leases or subleases that include the Premises, including, without limitation, sale leaseback lease or leaseback leases to which Landlord is or may become a party as a tenant or a subtenant thereunder, and to all mortgages, in all amounts and all advances thereon, which may now or hereafter lien the Premises, and to all renewals, replacements, modifications, consolidations and extensions of any thereof.

(b) The provisions of paragraph (a) immediately above shall be self-operative upon the election of Landlord and no further instrument of subordination shall be required in order to effect such subordination; provided, however, as a condition of such subordination, Landlord shall obtain for Tenant, from the holder., of the instrument to which this Lease is to be subordinated, an agreement to the effect that for so long as Tenant shall not be in default of its obligations under this Lease, Tenant’s use and occupancy of the Premises in accordance with this Lease shall not be disturbed by reason of the exercise by such holder of any of its rights under the instrument to which this Lease is to be subordinated. If Landlord or the holder of any mortgage or of any lessor’s interest in any ground or underlying leases or subleases affecting the Premises requests confirmation of the subordination provided for in paragraph (a), Tenant shall, without charge therefore, promptly execute and deliver to Landlord or to such holder, as the case may be, any certificate or instrument which Landlord or such holder may at any time request in connection therewith.

(c) The term “mortgage” as used in this Lease shall include a mortgage, a deed of trust, a deed to secure debt and any other conveyance or agreement for security purposes, which may now or hereafter affect the real property and/or the improvements thereto of which the Premises form a part. The term “mortgagee” and/or “holder of a mortgage” as used in this Lease shall include the holder of or the beneficiary under, as the case may be, a mortgage, deed of trust, deed to secure debt or any other conveyance or agreement for security purposes, which may now or hereafter affect the real property and/or the improvements thereto of which the Premises form a part.

SECTION 30. Interpretation. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

SECTION 31. Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Agreement shall not be modified or cancelled except by writing subscribed by all parties. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation or an option for, the Premises, and this document shall become effective and binding only upon execution and delivery hereof by both Landlord and Tenant.

SECTION 32. Parties. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators and assigns. Nothing in this Section shall be deemed to authorize or permit any assignment or other transfer, in whole or in part, of the interest of Tenant in violation of any other provisions contained in this Lease.

SECTION 33. Exoneration of Landlord; Landlord Default. (a) Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any damage to property or injury. (including death) to any person on Or near the Premises that has been occasioned by or through (1) the acts or omissions of other tenants (or those claiming under such tenants) in the Shopping Center; (ii) failure of the water supply or of any other utility serving the Premises; (iii) the action, whether direct or indirect, of the elements; (iv) malicious mischief or vandalism;, or (v’) any other cause whatsoever unless the same shall be caused by or result from the affirmative acts or negligence of Landlord.

(b) Tenant agrees that Landlord shall not be in default of any of its obligations hereunder unless such default shall remain uncured for more than thirty (30) days following Landlord’s receipt of written notice from Tenant specifying the nature of such default, or for such longer period as may be reasonably required to correct such default. Furthermore, if Landlord shall contest such notice of default, in good faith, it shall not be deemed to be in default hereunder unless Landlord’s default shall have been finally determined by a court of competent jurisdiction and Landlord shall have failed to cure such default within fifteen (15) days after such final determination, or within such longer period as may be reasonably required to correct such default.

SECTION 34. Estoppel Certificates. The Tenant agrees, at any time, and from time to time,. upon not less than ten (10) days’ prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if such be the case, that, this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as modified is in full force and effect), and that there. are no defenses or offsets thereto then accrued, or stating those claimed by Tenant, and the dates to which the Rent and other charges have been paid, it being intended that any such statement delivered pursuant to this Section 34 may be relied upon by any prospective purchaser of, or any prospective holder of a mortgage upon the fee of the Premises, or by any other properly interested party.

SECTION 35. Landlord’s Consent. It is agreed that in any provision of this Lease requiring the consent or approval of Landlord, unless such provision provides that such consent or approval shall not be unreasonably withheld, such consent or approval maybe granted or withheld in Landlord’s sole judgment and discretion.

SECTION 36. Jury Trial Waiver. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT, TENANT OR TENANT’S AUTHORIZED REPRESENTATIVE SHALL INITIAL THIS PROVISION BELOW.

Initials of Tenant’s Authorized Representatives

SECTION 37. Memorandum of Lease. Landlord agrees, upon request by Tenant to execute a Memorandum of this Lease in recordable form containing the information required by 33 M.R.S.A. Section 201, but excluding any financial terms.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

WITNESS:	HANNAFORD BROS. INC.

By:
Title:

UNITEDKINGFIELD BANK

By:
Title: